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                                   EXHIBIT 4.2

           FIRST AMENDMENT TO THE RIGHTS AGREEMENT AND CERTIFICATE OF
                       COMPLIANCE WITH SECTION 27 THEREOF








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           FIRST AMENDMENT TO THE RIGHTS AGREEMENT AND CERTIFICATE OF
                       COMPLIANCE WITH SECTION 27 THEREOF

         This Amendment (the "Amendment") is being entered into as of December 31, 2001, between NPS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Computershare (formerly American Securities Transfer and Trust, Inc.), as rights agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of December 4, 1996, between the Company and the Rights Agent (the "Rights Agreement"); and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof. The Company now desires to amend the Rights Agreement as set forth in this Amendment and deems such amendment necessary and desirable;

         NOW THEREFORE, in consideration of the promises and mutual agreements herein set forth, the parties hereby agree to amend the Rights Agreement as follows:

         1. Section 1. Certain Definitions. Section 1 of the Agreement shall be amended as follows:

         (a) The definition of "Acquiring Person" in section (a) shall be amended as follows: the phrase "(y) if the Incumbent Board (as such term in hereinafter defined)" shall be deleted and shall be replaced with the phrase "(y) if the Board of Directors".

         (b) The definition of "Change in Control" in section (e) shall be amended to delete subsection (ii) and redesignate subsection (iii) as subsection
(ii).

         2. Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. Section 7 of the agreement shall be amended as follows:

         (a) The "Final Expiration Date" in section (a) shall be amended to December 31, 2011 by amending section (a) as follows: the phrase "(i) the close of business on December 31, 2001 (the "Final Expiration Date")" shall be deleted and shall be replaced with the phrase "(i) the close of business on December 31, 2011 (the "Final Expiration Date")".

         (b) The "Purchase Price" in section (b) shall be amended to $300.00 by amending section (b) as follows: "$50.00" shall be deleted and shall be replaced by "$300.00".

         3. Effectiveness: This Amendment shall be deemed effective as of the date first written above. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.







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         4.  Miscellaneous: This Amendment shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state. If any term or other provision of this Amendment is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect and upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Amendment and such term or other provision shall be deemed to have been amended so as to effect the original intent of the parties as closely as possible in an acceptable manner to the board of directors of the Company.

         IN WITNESS WHEREOF, the undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of December 31, 2001, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.

                            NPS PHARMACEUTICALS, INC.

                            By:
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                                James U. Jensen, Vice President, Corporate
                                Development and Legal Affairs and Secretary

Acknowledged and Agreed:

COMPUTERSHARE,
as Rights Agent

By:
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